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                               [ANADARKO LETTERHEAD]



                                  July 8, 1994


                                                                     EXHIBIT 5

Anadarko Petroleum Corporation
17001 Northchase Drive
P. O. Box 1330
Houston, Texas  77251-1330

Gentlemen:

         I have assisted in the preparation of the Registration Statement of Anadarko Petroleum Corporation, a Delaware corporation (the "Company") on Form S-8 under the Securities Act of 1933, as amended, covering 4,000,000 shares of the Company's common stock, par value $0.10 per share ("Common Stock"), which may be issued pursuant to awards granted under the Company's 1993 Stock Incentive Plan (the "Plan").

         In preparing this opinion, I have examined and relied upon certificates of public officials and originals or copies, authenticated to my satisfaction, of the corporate records of the Company. I have made such other investigation as in my opinion is proper as a basis for the opinions hereinafter stated.

         Based upon the foregoing, I am of the opinion that:

1. The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware.

2. The shares of Common Stock issuable pursuant to awards granted under the Plan have been duly authorized and, when issued and sold in accordance with the terms of the Plan for a consideration of at least $0.10 per share, will be validly issued, fully paid, and nonassessable.

         I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement referred to above and to the use of my name

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Anadarko Petroleum Corporation
July 8, 1994
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therein, but I do not thereby admit that I am within the class of persons whose consent is required under the terms of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                                    Very truly yours,


                                                    Suzanne Suter
                                                    ------------------------
                                                    Suzanne Suter